UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of January 2, 2026, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on January 23, 2026) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of January 2, 2026 (number of shares finalized on January 23, 2026)	1,832,227	$44,714,776

Item 7.01.	Regulation FD Disclosures

January 2026 Distributions

On January 23, 2026, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0000	$0.1800
Class S Common Shares	$0.1800	$0.0176	$0.1624
Class D Common Shares	$0.1800	$0.0052	$0.1748

The distributions for each class of Shares are payable to shareholders of record as of the open of business on January 30, 2026 and will be paid on or around February 27, 2026. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of December 31, 2025, unless otherwise noted)

For the month ended December 31, 2025, the Fund’s net asset value (“NAV”) per share was $24.40, compared to $24.44 as of November 30, 2025. The Fund’s 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date returns through December 31, 2025 for Class I Common Shares were 0.60%, 1.75%, 7.94%, 7.94%, 11.71% and 8.60%, respectively (inception date was January 7, 2022).1 As of January 23, 2026, the Fund’s annualized distribution rate for Class I Common Shares, including the distribution declared on January 23, 2026 was 8.85%.2

During the year ended December 31, 2025, ADS originated approximately $11.9 billion of private debt investments, with a focus on large cap issuers. The Fund’s new directly originated investments had a weighted average spread of 485 basis points. During the year ended December 31, 2025, approximately 100% of the Fund’s new directly originated investments funded were first lien and approximately 96% were floating rate.

As of December 31, 2025, our portfolio was approximately $24.5 billion based on fair market value across 415 portfolio companies and 59 industries. Our portfolio consisted of approximately 100% first lien debt investments and approximately 96% floating rate debt investments based on fair market value. The weighted average earnings before interest, taxes, depreciation and amortization (“EBITDA”) of our directly originated debt investments was $275 million,3 and our portfolio’s overall weighted-average net loan-to-value, weighted average yield at amortized cost, weighted-average net leverage and interest coverage were 44%, 8.64%,4 4.9x, and 2.6x, respectively.5 As of December 31, 2025, there were 10 issuers on non-accrual status, which represented approximately 0.3% of the overall portfolio based on fair market value.

As of December 31, 2025, the Fund’s net leverage ratio was 0.59x,6 and we had approximately $4.0 billion of excess availability under our secured funding facilities.7

Select Recent Transaction Highlights

Russell Investments

In December 2025, Apollo led a $1.225 billion strategic financing transaction for Russell Investments Group LLC (“Russell Investments”), refinancing the existing term loan. Apollo led the transaction, moving quickly and structuring a bespoke term loan tailored for the situation, and also served as agent. Russell Investments is a leading global investment solutions partner providing a wide range of investment capabilities to institutional investors, financial intermediaries, and individual investors around the world. ADS participated in the transaction alongside other Apollo-managed investment funds.

1.

Past performance is not indicative of future results. Total returns for periods greater than one year are annualized. For Class S common shares of beneficial interest (“Class S Common Shares”), excluding maximum upfront placement fees, ADS generated returns of 0.53%, 1.53%, 7.03%, 7.03%, 10.77%, and 7.68% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through December 31, 2025 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -2.97%, -2.00%, 3.30%, 3.30%, 9.49%, and 6.70% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through December 31, 2025 (inception date is February 1, 2022), respectively. For Class D common shares of beneficial interest (“Class D Common Shares”), excluding maximum upfront placement fees, ADS generated returns 0.58%, 1.69%, 7.67%, 7.67%, 11.43%, and 11.33% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through December 31, 2025 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -0.92%, 0.17%, 6.06%, 6.06%, 10.88% and 10.86% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through December 31, 2025 (inception date is July 1, 2022), respectively. Class S Common Shares and Class D Common Shares listed as including the upfront maximum placement fees reflect the returns after the maximum upfront placement fees. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees.

2.

The annualized distribution rate is as of January 23, 2026 and is calculated by multiplying the sum of the month’s stated base distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on January 23, 2026, was 7.99% for Class S Common Shares and 8.60% for Class D Common Shares.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

4.	Excludes investments on non-accrual status.
5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of December 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of December 31, 2025
Class I Common Shares	$24.40
Class S Common Shares	$24.40
Class D Common Shares	$24.40

As of December 31, 2025, the Fund’s aggregate NAV was $14.8 billion, the fair value of its investment portfolio was approximately $24.5 billion and it had approximately $9.5 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.64x. The Fund’s net leverage ratio as of December 31, 2025 was approximately 0.59x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	190,510,760	$4,678,939,119
Class S Common Shares	120,590,304	$2,964,448,937
Class D Common Shares	1,570,118	$38,590,480
Private Offering:
Class I Common Shares	351,605,415	$8,680,777,518
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	664,276,597	$16,362,611,054

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: January 23, 2026	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

6